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                                                                   EXHIBIT 11.1

Exhibit 11--Statement Re:  Computation of Per share Earnings

                                                               Year Ended September 30
                                                        --------------------------------------
                                                         1995            1996            1997
                                                        ------          ------          ------
                                                        (In Thousands, except per share data)
Primary
  Average Common shares outstanding                      2,159           2,185           2,221
  Net effect of dilutive stock options--based
    on the treasury stock method using average
    market price                                           155             152             128
  Assumed conversion of preferred shares                   752             752             752
                                                        ------          ------          ------

  Total                                                  3,066           3,089           3,101
                                                        ======          ======          ======

  Net income available to common shareholders           $  497          $  346          $  657
                                                        ======          ======          ======

  Per share amount                                      $ 0.16          $ 0.11          $ 0.21
                                                        ======          ======          ======

Fully Diluted
  Average Common shares outstanding                      2,159           2,185           2,221
  Net effect of dilutive stock options--based
    on the treasury stock method using the
    period-end market price, if higher than average
    market price                                           155             152             128
  Assumed conversion of preferred shares                   752             752             752
                                                        ------          ------          ------

  Total                                                  3,066           3,089           3,101
                                                        ======          ======          ======

  Net income available to common shareholders           $  497          $  347          $  657
                                                        ======          ======          ======

  Per share amount                                      $ 0.16          $ 0.11          $ 0.21
                                                        ======          ======          ======
